EXHIBIT 23.2
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LEWIS W. PARKER, III
CERTIFIED PUBLIC ACCOUNTANT
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P.O. BOX 6510, 9L PRINCESS ROAD
LAWRENCEVILLE, N.J. 08648
TEL.: 609-896-2177
FAX: 609-844-0133





                              ACCOUNTANT'S CONSENT



Board of Directors
Peoples Savings Bank



I consent to the use in Pre-effective Amendment #1 to the Registration Statement of Peoples Savings Bank on Form SB-2 and Amendment #1 to the Application for
Conversion on Form AC of my report dated October 29, 1997, in the financial statements of Peoples Savings Bank and as of September 30, 1997 and 1996, and for the fiscal years then ended, and to the reference to my firm under the heading "Experts" in the related prospectus.




/s/Lewis W. Parker, III
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Lawrenceville, New Jersey
July 28, 1998